EXHIBIT 5


                            INVESTOR RIGHTS AGREEMENT
                            -------------------------

         This Investor Rights Agreement is made as of January 1, 2002 (the "Effective Date") between SVI Solutions, Inc., a Delaware corporation (the "Company"), and Softline Limited, a South African company ("Holder"), with reference to the following facts:

         WHEREAS, The Company and Holder are parties to the Purchase and Exchange Agreement of even date hereof (the "Purchase Agreement") pursuant to which Holder is acquiring shares of convertible Series A Preferred Stock (as defined in the Purchase Agreement); and

         WHEREAS, the Purchase Agreement contemplates that this Agreement be executed to govern the rights of the parties with respect to the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other consideration, the parties agree as follows:

         1. REGISTRATION RIGHTS. The Company covenants and agrees as follows: 1.1. DEFINITIONS. For purposes of this Section 1:

                           (a) "FORM S-3" means such form under the 1933 Act as
in effect on the date hereof or any registration form under the 1933 Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                           (b) "HOLDER" means Softline Limited, a South African
corporation.

                           (c) "1933 ACT" means the Securities Act of 1933, as
amended.

                           (d) "1934 ACT" means the Securities Exchange Act of
1934, as amended.

                           (e) "REGISTER", "REGISTERED", and "REGISTRATION"
refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document.

                           (f) "REGISTRABLE SECURITIES" means the shares of the
Company's Common Stock issued or issuable upon the conversion of the Series A Preferred Stock held by Holder.

                           (g) The number of shares of "Registrable Securities"
outstanding shall be determined by the number of shares of Common Stock outstanding which have been issued, and the number of shares of Common Stock issuable, upon the conversion of the Series A Preferred Stock,
                           (h) "SEC" means the Securities and Exchange
Commission.

                           (i) Any other capitalized term not defined herein
shall have the meaning set forth in the Purchase
Agreement.

                  1.2. COMPANY REGISTRATION.

                           (a) If (but without any obligation to do so) the
Company proposes to register any of its stock (including a registration effected by the Company for stockholders other than Holder) or other securities under the 1933 Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company benefit plan, a registration relating solely to a Commission Rule 145 transaction, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities such as a Form S-4 registration, or a registration in which only Common Stock being registered is Common Stock issuable upon the conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder notice of such registration. On the request of Holder given within thirty (30) days after such notice by the Company, the Company shall, subject to the provisions of Section 1.2(c) below, cause to be registered under the 1933 Act all of the Registrable Securities that Holder has requested to be registered.

                           (b) The Company shall have the right to terminate or
withdraw any registration initiated by it under this
Section 1.2 prior to the effectiveness of such registration, whether or not Holder shall have elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.6 hereof.

                           (c) In connection with any offering involving an
underwriting of shares of the Company's capital stock, the Company shall not be required under this Section 1.2 to include Holder's securities in such underwriting, unless Holder accepts the terms of the underwriting as agreed between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enters into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by Holder to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such Registrable Securities that the underwriters determine in their sole discretion will not jeopardize the success of the offering.

                  1.3. FORM S-3 REGISTRATION. If the Company receives from Holder a request that the Company effect a registration on Form S-3 and any related blue sky or similar qualification or compliance with respect to at least 25% (or a lesser percentage if the requirements of Section 1.3(b)(i) are met) of the Registrable Securities owned by Holder, the Company shall:

                           (a) cause, as soon as practicable, such Registrable
Securities to be registered for offering and sale on Form S-3 and cause such Registrable Securities to be qualified in such jurisdictions as Holder may reasonable request; provided that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.3:

                                    (i) if Holder proposes to sell Registrable
Securities and such other securities (if any) at an aggregate price to the public of less than $5,000,000;

                                    (ii) if the Company has, within the twelve
month period preceding the date of such request, already effected two registrations on Form S-3 for Holder pursuant to this Section 1.3;

                                    (iii) if the Company shall furnish to
Holder a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of Holder under this Section 1.3; provided that the Company shall not utilize this right more than once in any twelve month period; provided, further, that the Company shall not register shares for its own account during such ninety (90) day period, but such prohibition shall not apply to the registration of Company shares in connection with (x) a merger or
(y) registration of shares relating to a stock option, stock purchase or similar plan; or

                                    (iv) in any particular jurisdiction in
which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                           (b) Subject to the foregoing, the Company shall file
a registration statement covering the Registrable
Securities and other securities so requested to be registered as soon as practicable after receipt of the request of Holder.

                  1.4. OBLIGATIONS OF THE COMPANY. Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                           (a) Prepare and file with the SEC a registration
statement with respect to such Registrable Securities and use best efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of up to 120 days; provided that (i) such 120-day period shall be extended for a period of time equal to the period Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 (or any other Form, to the extent permitted by law) that are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the Registration Statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continued or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required under Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in the preceding sections (I) and (II) to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement;

                           (b) prepare and file with the SEC such amendments
and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the 1933 Act with respect to the disposition of all securities covered by such registration statement during the period of time such registration statement remains effective;

                           (c) furnish to Holder such numbers of copies of a
prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request to facilitate the disposition of Registrable Securities owned by it;
                           (d) use best efforts to register and qualify the
securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                           (e) in the event of any underwritten public
offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

                           (f) during the period of time such registration
statement remains effective, notify Holder of Registrable
Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                           (g) cause all such Registrable Securities registered
hereunder to be listed on each securities exchange on which securities of the same class issued by the Company are then listed;

                           (h) provide a transfer agent and registrar for all
Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

                           (i) furnish, at the request of Holder, on the date
that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this
Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Holder, and (ii) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and with respect to events subsequent to the date of the financial statements, as are customarily covered in accountants' letters delivered to the underwriters in underwritten public offerings of securities addressed to the underwriters, if any, and to Holder.

                  1.5. INFORMATION FROM HOLDER. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this
Section 1 with respect to the Registrable Securities of Holder that Holder shall furnish to the Company such information regarding Holder, the Registrable Securities held by Holder, and the intended method of disposition of such securities as shall be required to effect the registration of such Registrable Securities.

                  1.6. EXPENSES OF REGISTRATION. All expenses (other than underwriting discounts and commissions attributable to the Registrable Securities) incurred in connection with registrations, filings or qualifications pursuant to this Section 1, including (without limitation) all registration, filing and qualification fees, printing fees and expenses, accounting fees and expenses, fees and disbursements of counsel for the Company, shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.3 if the registration request is subsequently withdrawn at the request of Holder; provided that, if at the time of such withdrawal, Holder shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to Holder at the time of its request and shall have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then Holder shall not be required to pay any of such expenses and shall retain its rights pursuant to Section 1.3.

                  1.7. INDEMNIFICATION. If any Registrable Securities are included in a registration statement under this Section 1:

                           (a) To the extent permitted by law, the Company will
indemnify and hold harmless Holder, the partners or officers, directors and stockholders of Holder, legal counsel and accountants for Holder, any underwriter (as defined in the 1933 Act) for Holder and each person, if any, who controls Holder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or any other federal or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law; and the Company will reimburse Holder, underwriter or controlling person for any legal or other expenses incurred, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the indemnity agreement in this Section 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based on a Violation that occurs in reliance on and in conformity with written information furnished expressly for use in connection with such registration by Holder, underwriter or controlling person.

                           (b) To the extent permitted by law, Holder will
indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, legal counsel and accountants for the Company, any underwriter, any other person selling securities in such registration statement and any controlling person of any such underwriter or other seller, against any losses, claims, damages or liabilities to which any of the foregoing persons may become subject, under the 1933 Act, the 1934 Act or any other federal or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance on and in conformity with written information furnished by Holder expressly for use in connection with such registration; and Holder will reimburse any person intended to be indemnified pursuant to this Section 1.7(b), for any legal or other expenses reasonably incurred, as incurred, by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the indemnity agreement in this
Section 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Holder (which consent shall not be unreasonably withheld or delayed).

                           (c) Promptly after receipt by an indemnified party
under this Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent that the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to notify the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.7, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.7.

                           (d) If the indemnification provided in this Section
1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that shall have resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                           (e) Notwithstanding the foregoing, to the extent
that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                           (f) The obligations of the Company and Holder under
this Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this
Section 1, and otherwise.

                  1.8. REPORTS UNDER 1934 ACT. With a view to making available to Holder the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit Holder to sell securities of the Company to the public without registration or pursuant to a registration statement (including, without limitation, Form S-3), the Company agrees to:

                           (a) make and keep public information available, as
those terms are used in SEC Rule 144, at all times;

                           (b) take such action as is necessary to enable
Holder to utilize Form S-3 for the sale of its Registrable
Securities;
                           (c) file with the SEC in a timely manner all reports
and other documents required of the Company under the 1933 Act and the 1934 Act; and

                           (d) furnish to Holder, so long as Holder owns any
Registrable Securities, forthwith on request, (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the 1933 Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3,
(ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

                  1.9. NO ASSIGNMENT OF REGISTRATION RIGHTS. The rights of Holder to cause the Company to register Registrable Securities pursuant to this
Section 1 may not be assigned to any person or entity.

                  1.10. TERMINATION OF REGISTRATION RIGHTS. Holder shall not be entitled to exercise any right provided in this Section 1 with respect to a Registrable Security (i) after the date on which that Registrable Security has been sold under a registration statement filed in accordance with this Agreement or (ii) if all Registrable Securities held by Holder (and any affiliate of Holder with whom Holder must aggregate its sales under Rule 144) can be sold in any three-month period without volume limitation and without registration in compliance with Rule 144 under the 1933 Act.

         2. COVENANTS.

                  2.1. CONFIDENTIAL INFORMATION. Holder covenants with the Company that it confirms, acknowledges, and covenants that any information which is furnished to it by the Company: (a) with respect to the Company pursuant to this Agreement or with respect to the transactions described herein or in the Purchase Agreement and (b) the terms of this Agreement and the Purchase Agreement, is and shall be confidential and for Holder's use only, and Holder will not use such information in violation of the securities laws, or any other laws, or reproduce, disclose or disseminate such information to any other person (other than Holder's employees, directors or agents having a need to know the contents of such information and Holder's attorneys), except in connection with the exercise of rights under this Agreement, unless: (i) the Company has made such information available to the public generally, (ii) such information has otherwise been made generally or publicly available, except by Holder in breach of its confidentiality obligations to the Company, or (iii) Holder is required to disclose such information by a governmental body or pursuant to legal process, in which case Holder shall provide at least five (5) days' prior notice of such proposed disclosure or such lesser notice as Holder shall have received. 2.2. PRIVATE SALE OF SECURITIES. Subject to any transfer restrictions set forth in this Agreement, in the Purchase Agreement or under federal and state securities laws, Holder may sell or transfer any or all of its shares any Registrable Securities to any third party in a private sale if:
(a) in the opinion of Company's counsel, such sale is exempt from registration or qualification under the federal and securities laws, or (b) the securities proposed to be sold are registered and/or qualified with the SEC and or under Blue Sky laws of the appropriate jurisdictions; provided, however, that in each instance a proposed sale shall be subject to a right of first refusal granted by Holder to the Company in accordance with Section 2.3 below.

                  2.3. RIGHT OF FIRST REFUSAL. Holder hereby grants to the Company the right of first refusal to purchase the Registrable Securities which Holder may, from time to time, propose to sell and issue, subject to the following provisions:

                           (a) In the event Holder proposes to undertake a sale
of Registrable Securities, it shall give the Company written notice of its intention, their price and the general terms upon which Holder proposes to issue the same. The Company shall have twenty (20) days after any such notice is effective to agree to purchase all of the Registrable Securities proposed to be sold for the price and upon the terms specified in the notice by giving written notice to Holder.

                           (b) In the event the Company fail to exercise fully
the right of first refusal within said twenty (20)-day period, Holder shall have thirty (30) days thereafter to sell or enter into an agreement (pursuant to which the sale of the Registrable Securities covered thereby shall be closed, if at all, within twenty (20) days from the date of said agreement) to sell the Registrable Securities respecting which the Company's right of first refusal option set forth in this Section 2.3 was not exercised, at a price and upon terms no more favorable to the purchaser(s) thereof than specified in Holder's notice to Company pursuant to Section 2.3(a). In the event the Holder has not sold within said 30-day period or entered into an agreement to sell the Registrable Securities within said 30-day period (or sold and issued Registrable Securities in accordance with the foregoing within twenty (20) days from the date of said agreement), Holder may not thereafter issue or sell any Registrable Securities, without first again offering such securities to the Company in the manner provided in Section 2.3(a) above.

                  2.4. RESERVE FOR CONVERSION SHARES. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares of Common Stock as shall be sufficient to enable it to issue the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock.

         3. MISCELLANEOUS.

                  3.1. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall inure to the benefit of and bind the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer on any party other than the parties hereto any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  3.2. GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to its conflicts of law principles. All disputes between the parties hereto, whether sounding in contract, tort, equity or otherwise, shall be resolved only by state and federal courts located in Wilmington, Delaware. All parties hereto waive any objections to the location of the above referenced courts, including but not limited to any objection based on lack of jurisdiction, improper venue or forum non conveniens. Each party authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices set forth in this Agreement.

                  3.3. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  3.4. HEADINGS. The headings of sections and subsections in this Agreement are used for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

                  3.5. NOTICES. Any request, consent, notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed duly given and received when delivered personally or transmitted by facsimile, one business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, or three days after being deposited as first class mail with the United States Postal Service, all charges or postage prepaid, and properly addressed to the party to receive the same at the address indicated for such party on the applicable signature page hereof, or at such other address as such party may designate by ten days' advance notice to the other parties.

                  3.6. EXPENSES. If any action at law or in equity is necessary to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  3.7. ENTIRE AGREEMENT: AMENDMENTS AND WAIVERS. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the consent of the Company and Holder.

                  3.8. SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                    [Signatures appear on the following page]

         IN WITNESS WHEREOF, this Investors' Rights Agreement has been duly executed by or on behalf of the parties hereto as of the date first above written.

                                         "COMPANY"

                                         SVI SOLUTIONS, INC.
                                         By:/s/ Barry Schechter
                                            ------------------------------------
                                            Barry Schechter, President and Chief
                                            Executive Officer
                                         5607 Palmer Way
                                         Carlsbad, CA 92008
                                         Ph:   (760) 496-0280
                                         Fax:  (760) 496-0281
                                         with a copy to:

                                         Solomon Ward Seidenwurm & Smith
                                         401 B Street, Suite 1200
                                         San Diego, CA 92101
                                         Attn:  Norman Smith, Esq.
                                         Tel:  (619) 231-0303
                                         Fax:  (619) 231-4755
                                         "HOLDER"

                                         SOFTLINE LIMITED,
                                         a South African company
                                         By:   /s/ Rob Wilkie
                                               --------------------
                                         Name: Rob Wilkie
                                         Title: CFO